Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our reports dated December 12, 2007, which contained an emphasis of matter paragraph related to the Company’s liquidity, accompanying the consolidated financial statements and schedule in the Annual Report of Innovex, Inc. and subsidiaries on Form 10-K for the year ended September 29, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Innovex, Inc. and subsidiaries on Forms S-8 (File No. 33-14776, effective June 3, 1987, File No. 33-27530, effective March 17, 1989, File No. 33-59035, effective May 2, 1995, File No. 333-10045, effective August 13, 1996, File No. 333-10047, effective August 13, 1996, File No. 333-79427, effective May 27, 1999, File No. 333-37380, effective May 19, 2000, File No. 333-68228, effective August 23, 2001, File No. 333-83452, effective February 27, 2002 and File No. 333-112648, effective February 10, 2004) and Forms S-3 (No. 333-106734, effective July 22, 2003 and File No. 333-121981, effective January 12, 2005).

Minneapolis, Minnesota
December 12, 2007

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